SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 20, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

(713) 888-0660

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 20, 2007, Trulite, Inc. (the “Company”) incurred indebtedness of $250,000 pursuant to the terms of a $250,000 promissory note. Under the terms of the promissory note, the Company borrowed $250,000 from Contango Venture Capital Corporation, the owner of approximately 17% of the Company's outstanding common stock. The note bears interest at a rate of 12.25% through February 14, 2008, at which time the rate will become the prime rate plus 4%. The note matures on May 16, 2008, and may be prepaid by the Company at any time without penalty.

On August 20, 2007, the Company incurred indebtedness of $375,000 pursuant to the terms of a $375,000 promissory note. Under the terms of the promissory note, the Company borrowed $375,000 from Standard Renewable Energy Group, LLC. The note bears interest at a rate of 12.25% through February 14, 2008, at which time the rate will become the prime rate plus 4%. Standard Renewable Energy Group, LLC, wholly owns NewPoint Energy Solutions, LP, the owner of approximately 45% of the Company's outstanding common stock. The note matures on May 16, 2008, and may be prepaid by the Company at any time without penalty.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, on August 20, 2007, the Company borrowed amounts of $250,000 and $375,000, pursuant to promissory notes. See Item 1.01 for a description of such borrowings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.81	Promissory Note, dated August 20, 2007, made by Trulite, Inc., in favor of Contango Venture Capital Corporation.

10.82	Promissory Note, dated August 20, 2007, made by Trulite, Inc., in favor of Standard Renewable Energy Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: August 24, 2007	By:	/s/ G. Wade Stubblefield
Name: G. Wade Stubblefield
Title: Chief Financial Officer